UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 24, 2012

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Company’s Adoption of a Rights Agreement

Effective October 24, 2012, the Board of Directors of Office Depot, Inc. (the “Company”) adopted a stockholder rights plan, as set forth in the Rights Agreement dated as of October 24, 2012 (the “Rights Agreement”), between the Company and Computershare Shareowner Services LLC, as Rights Agent. The Company intends to seek stockholder approval of the Rights Agreement. The Company had planned to announce the adoption of the Rights Agreement as part of its earnings announcement, which has been delayed due to Hurricane Sandy and the expected effects of the storm. U.S. Securities and Exchange Commission rules require that the Rights Agreement be announced within 4 business days from adoption.

Pursuant to the Rights Agreement, the Board of Directors declared a dividend distribution of one preferred stock purchase right (a “Right”) for each outstanding share of Company common stock, par value $0.01 per share (the “Common Stock”) to stockholders of record at the close of business on November 9, 2012, (the “Record Date”) and for each share of common stock issued (including shares distributed from Treasury) by the Company thereafter and prior to the Distribution Date (as described below and defined in the Rights Agreement). Although the Record Date is November 9, 2012, the Rights are triggered by actions from the effective date of the Rights Agreement (October 24, 2012) forward.

Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one five-thousandth (1/5,000th) of a share of Series C Junior Participating Preferred Stock, $0.01 par value per share (the “Preferred Stock”), at a price of $11.50 per one five-thousandth (1/5,000th) of a share of Preferred Stock, subject to adjustment (the “Purchase Price”).

The description and terms of the Rights are set forth in the Rights Agreement adopted by the Board of Directors. This summary description of the Rights and of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Rights Agreement and the Certificate of Designation for the Preferred Stock, attached to this Current Report on Form 8-K as Exhibit 4.1, including the definitions therein of certain terms, which Rights Agreement and Certificate of Designation are incorporated herein by reference. The capitalized terms used in this Current Report on Form 8-K shall have the same respective meanings as those defined in the Rights Plan, unless otherwise defined in this Form 8-K.

The Rights Agreement

Initially, no separate Rights Certificates will be distributed and instead the Rights will attach to all certificates representing shares of outstanding Common Stock, or, with respect to Common Stock in book entry form, to the outstanding shares of Common Stock evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock. The Rights will separate from the Common Stock on the distribution date (the “Distribution Date”), which will occur on the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, or (ii) ten business days (or such later date as may be determined by the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of a tender offer or exchange offer that would result in a person or group of affiliated and associated persons beneficially owning 15% or more of the shares of Common Stock then outstanding.

As used in the Rights Agreement, an “Acquiring Person” means a person or group of affiliated or associated persons that has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 15% or more of the shares of Common Stock then outstanding. The following, however, are not Acquiring Persons: the Company, its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of Common Stock pursuant to the terms of any such plan. Moreover, no person or affiliated persons will be deemed to be an Acquiring Person as a result of the following: (i) an acquisition of Common Stock by the Company, which, by reducing the number of shares of Common Stock outstanding, increases the percentage of the shares of Common Stock that such person, or group of affiliated or associated persons, beneficially owns to 15% or more of the shares of Common Stock then outstanding, (ii) any unilateral grant of any security by the Company to such person, (iii) through the exercise of any options, warrants, rights or similar interests (including restricted stock) granted by the Company to its directors, officers and employees or (iv) being the beneficial owner of 15% or more of the shares of Common Stock then outstanding as of the date of the Rights Agreement or prior to the first public announcement of the adoption of the Rights Agreement.

BC Partners Holdings, Ltd. and its Affiliates (an “Exempted Person” under the Rights Agreement), who would be considered an Acquiring Person but for the exception in (iv) of the previous paragraph, will nonetheless be considered an Acquiring Person if such Exempted Person becomes the beneficial owner of an additional 2% or more of the outstanding Common Stock in excess of the amount beneficially owned as of the date of the Rights Agreement, subject to certain exceptions contained in the Rights Agreement, including the receipt of any securities paid to the Exempted Person by the Company in the form of a dividend on the Company’s outstanding preferred stock. Moreover, if the Board of Directors of the Company determines that a person, or group of affiliated or associated persons, who would otherwise be an Acquiring Person, has become so inadvertently (either because such person, or group of persons, was unaware that it beneficially owned the requisite percentage of outstanding Common Stock or because it had no actual knowledge of the consequences of such beneficial ownership under the Rights Agreement), and such person, or group of affiliated or associated persons, promptly divests a sufficient number of shares of Common Stock so that it would no longer be an Acquiring Person, then such person or group of affiliated or associated persons shall not be deemed to be or to have become an Acquiring Person for any purposes of the Rights Agreement.

Until the Distribution Date, (i) the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock registered in the names of the holders thereof or, in the case of certificated shares, by Common Stock certificates, and will be transferred with and only with such underlying shares of Common Stock, (ii) confirmation and account statements sent to holders of Common Stock in book entry form or, in the case of certificated shares, certificates, representing such shares of Common Stock, issued after the Record Date (including shares distributed from Treasury) will contain a notation incorporating the Rights Agreement by reference, and (iii) the transfer of any shares of outstanding Common Stock will also constitute the transfer of the Rights associated with such shares of Common Stock.

The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 23, 2013 unless earlier redeemed or exchanged by the Company as described below.

As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights.

In the event that a person or group of affiliated or associated persons becomes an Acquiring Person, then each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or, in certain circumstances, shares of Preferred Stock, other securities, cash, property, or a combination thereof) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of one five-thousandth (1/5,000th) of a share of Preferred Stock issuable upon exercise of a Right prior to the events described in this paragraph.

Notwithstanding any of the foregoing, following the time any person or group becomes an Acquiring Person, all Rights that are, or under certain circumstances specified in the Rights Agreement were, beneficially owned by any Acquiring Person or its Affiliates or Associates will be null and void.

In the event that, at any time after a person or group becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination with another company and the Company is not the surviving corporation, (ii) another company consolidates or merges with the Company and all or part of the Common Stock is converted or exchanged for other securities, cash, or property, or (iii) 50% or more of the consolidated assets or earning power of the Company and its subsidiaries is sold or transferred to another company, then each holder of a Right (except Rights that previously have been voided as described above) shall thereafter have the right to receive, upon exercise, Common Stock or other equity interest of the ultimate parent of such other company having a value equal to two times the exercise price of the Right.

The Purchase Price payable, and the number of one five-thousandth (1/5,000th) of a share of Preferred Stock (or other securities, as applicable) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to the holders of the Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends or dividends payable in the Preferred Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Preferred Stock (other than fractional shares that are integral multiples of one five-thousandth (1/5,000th) of a share). In lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock prior to the date of exercise.

At any time prior to the earlier of the close of business on (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons has become an Acquiring Person, and (ii) the Final Expiration Date, the Company’s Board of Directors may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to adjustment in certain events) (the “Redemption Price”). Immediately upon the action of the Company’s Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right of the holders of such Rights will be to receive the Redemption Price for each Right held.

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and before any such Acquiring Person shall become the beneficial owner of 50% or more of the shares of Common Stock then outstanding, the Board of Directors, at its option, may exchange each Right (other than Rights that previously have become void as described above) in whole or in part, at an exchange ratio of one share of Common Stock (or under certain circumstances one five-thousandth (1/5,000th) of a share of Preferred Stock or equivalent preferred stock) per Right (subject to adjustment in certain events).

In the event the Board of Directors elects to exchange Rights for shares as described above, it may also direct the Company to enter into a Trust Agreement, and shares issuable upon the exchange would be issued to the trust created pursuant to the Trust Agreement. Under the terms of the Trust Agreement, holders of exercisable Rights would become beneficiaries of the trust created pursuant thereto, and would be entitled to receive from the trust a distribution of the shares issued on exchange of their Rights upon certifying that they owned the Rights on the record date for the exchange and that they are not an Acquiring Person or any affiliate or associate of an Acquiring Person or holding shares on behalf of an Acquiring Person.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for one five-thousandth (1/5,000th) of a share of Preferred Stock (or other consideration).

Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Rights in order to cure any ambiguity, defect, inconsistency or to make any other changes that the Board of Directors may deem necessary or desirable. After any person or group of affiliated or associated persons becomes an Acquiring Person, the provisions of the Rights Agreement may not be amended in any manner that would adversely affect the interests of the holders of Rights excluding the interests of any Acquiring Person.

Description of Preferred Stock

The Preferred Stock that may be acquired upon exercise of the Rights will not be redeemable and will rank junior to any other shares of preferred stock that may be issued by the Company with respect to the payment of dividends and as to distribution of assets in liquidation.

Each share of Preferred Stock will have a minimum preferential quarterly dividend of the greater of $1.00 per share or 5,000 times the aggregate per share amount of any cash dividend declared on the Common Stock since the immediately preceding quarterly dividend, subject to certain adjustments.

In the event of liquidation, the holder of Preferred Stock will be entitled to receive a preferred liquidation payment per share equal to the greater of $1.00 (plus accrued and unpaid dividends thereon) or 5,000 times the amount paid in respect of a share of Common Stock, subject to certain adjustments.

Generally, each share of Preferred Stock will vote together with the Common Stock and any other class or series of capital stock entitled to vote in such a manner, and will be entitled to 5,000 votes per share, subject to certain adjustments. The holders of the Preferred Stock, voting as a separate class, shall be entitled to elect two directors if dividends on the Preferred Stock are in arrears in an amount equal to six quarterly dividends thereon.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the economic value of one five-thousandth (1/5,000th) of a share of Preferred Stock is expected to approximate the economic value of one share of Common Stock.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the Company’s press release dated October 30, 2012.

Factoring Agreement

The information set forth in Item 2.03 is incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 29, 2012, Office Depot BS (“OD BS”), a French subsidiary of the Company, activated its factoring arrangement with ABN AMRO Commercial Finance (“ABN AMRO”) pursuant to the terms of that certain Financing Agreement by and between ABN AMRO and OD BS (the “Agreement”), dated February 24, 2012, as amended. Under the Agreement, ABN AMRO shall provide to OD BS financing in an amount up to €€ 60,000,000 (sixty million euros) for a period of two years from the date of the Agreement. Under the terms of the Agreement, financing is pursuant to a factoring arrangement whereby eligible commercial receivables are transferred from OD BS to ABN AMRO. The Company previously announced its entry into the two-year factoring arrangements allowing it to sell certain foreign trade receivables; however prior to activation of the Agreement, no trade receivables had been sold under the arrangements.

The transfers of receivables pursuant to the Agreement are subject to a guarantee from OD BS in the amount of 20% of the receivables, intended to cover the amount of dilutions and bad debts on the receivables. This guarantee will be automatically increased to the extent dilutions and bad debts are greater than anticipated by the parties. All excess amounts shall be returned to OD BS. ABN AMRO will receive a factoring fee of 0.17% of the amount of transferred receivables and a financing fee at an annual rate of one-month Euribor plus 2.40% on the average daily amount of unpaid transferred receivables. The Agreement provides the Company with approximately $50 million of additional cash liquidity.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 4.1 Rights Agreement, dated October 24, 2012, by and between Office Depot, Inc. and Computershare Shareowner Services LLC, including, among other exhibits, the Certificate of Designation for Series C Junior Participating Preferred Stock.

Exhibit 99.1 Press release of Office Depot, Inc. issued on October 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

OFFICE DEPOT, INC.

Date: October 30, 2012	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit 4.1 Rights Agreement, dated October 24, 2012, by and between Office Depot, Inc. and Computershare Shareowner Services LLC, including, among other exhibits, the Certificate of Designation for Series C Junior Participating Preferred Stock.

Exhibit 99.1 Press release of Office Depot, Inc. issued on October 30, 2012.